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                    ALLIANCE BOND FUND, INC.



                     ARTICLES SUPPLEMENTARY



         Alliance Bond Fund, Inc., a Maryland corporation having

its principal office in Maryland in the City of Baltimore

(hereinafter called the "Corporation"), certifies that:



         FIRST:  The Board of Directors of the Corporation hereby

increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 33,200,000,000 shares and classifies such additional shares as 2,800,000,000 shares of

U.S. Government Portfolio Class A Common Stock, 2,800,000,000

shares of U.S. Government Portfolio Class B Common Stock,

2,800,000,000 shares of U.S. Government Portfolio Class C Common

Stock, 2,800,000,000 shares of U.S. Government Portfolio Advisor

Class Common Stock, 2,750,000,000 shares of Corporate Bond

Portfolio Class A Common Stock, 2,750,000,000 shares of Corporate

Bond Portfolio Class B Common Stock, 2,750,000,000 shares of

Corporate Bond Portfolio Class C Common Stock, 2,750,000,000

shares of Corporate Bond Portfolio Advisor Class Common Stock,

2,750,000,000 shares of Quality Bond Portfolio Class A Common

Stock, 2,750,000,000 shares of Quality Bond Portfolio Class B

Common Stock, 2,750,000,000 shares of Quality Bond Portfolio




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Class C Common Stock and 2,750,000,000 shares of Quality Bond

Portfolio Advisor Class Common Stock.



         SECOND:  The shares of U.S. Government Portfolio Class A

Common Stock, U.S. Government Portfolio Class B Common Stock,

U.S. Government Portfolio Class C Common Stock, U.S. Government

Portfolio Advisor Class Common Stock, Corporate Bond Portfolio

Class A Common Stock, Corporate Bond Portfolio Class B Common

Stock, Corporate Bond Portfolio Class C Common Stock, Corporate

Bond Portfolio Advisor Class Common Stock, Quality Bond Portfolio

Class A Common Stock, Quality Bond Portfolio Class B Common

Stock, Quality Bond Portfolio Class C Common Stock and Quality

Bond Portfolio Advisor Class Common Stock, as so classified by the Board of Directors of the Corporation, shall have the

preferences, conversion and other rights, voting powers,

restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as heretofore set forth in the

Corporation's Charter with respect to such shares.



         THIRD:    A.   Immediately before the increase in

authorized capital stock provided for herein, the total number of shares of stock of all classes that the Corporation had authority to issue was 2,800,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of

$2,800,000, classified as follows:




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                  CLASS A        CLASS B       CLASS C        ADVISOR CLASS
NAME OF SERIES    COMMON STOCK   COMMON STOCK  COMMON STOCK   COMMON STOCK

U.S. Government
 Portfolio        200,000,000    200,000,000   200,000,000    200,000,000

Corporate Bond
 Portfolio        250,000,000    250,000,000   250,000,000    250,000,000

Quality Bond
 Portfolio        250,000,000    250,000,000   250,000,000    250,000,000

    B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes that the Corporation has authority to issue is 36,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $36,000,000 classified as follows:

                  CLASS A        CLASS B       CLASS C        ADVISOR CLASS
NAME OF SERIES    COMMON STOCK   COMMON STOCK  COMMON STOCK   COMMON STOCK

U.S. Government
 Portfolio        3,000,000,000  3,000,000,000 3,000,000,000  3,000,000,000

Corporate Bond
 Portfolio        3,000,000,000  3,000,000,000 3,000,000,000  3,000,000,000

Quality Bond
 Portfolio        3,000,000,000  3,000,000,000 3,000,000,000  3,000,000,000

         FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         IN WITNESS WHEREOF, Alliance Bond Fund, Inc. has caused these Articles Supplementary to be executed by the Senior Vice President of the Corporation and witnessed by its Secretary as of this 12th day of April, 2001. The Senior Vice President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material aspects.


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                                 ALLIANCE BOND FUND, INC.


                                 By:/s/Wayne D. Lyski
                                 --------------------------
                                 Wayne D. Lyski
                                 Senior Vice President

Witness:


/s/Edmund P. Bergan, Jr
----------------------------
Edmund P. Bergan, Jr.
Secretary






































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